UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 4, 2015

____________________________

MEDICAL IMAGING CORP.

(Exact name of registrant as specified in charter)

NEVADA

(State or other Jurisdiction of Incorporation or Organization)

333-1364363	848 N. Rainbow Blvd. #2494 Las Vegas, Nevada 89107	98-0493698
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(877) 331-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 — Changes in Registrant’s Certifying Accountant

On September 4, 2015, Medical Imaging Corp. (the “Company”) was notified that KLJ & Associates, LLP (“KLJ”) has resigned as the Company’s principal independent accountant.

KLJ was engaged as the Company’s principal independent accountant on July 29, 2014 and reported on the Company’s financial statements for the fiscal year ended December 31, 2014. During the Company’s last fiscal year, and subsequently up to the date of resignation, there were no disagreements between the Company and KLJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements that, if not resolved to KLJ’s satisfaction, would have caused KLJ to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements.

None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the Company’s last fiscal year nor subsequently up to the date of dismissal.

KLJ’s audit report on the Company’s financial statements for the fiscal year ended December 31, 2014 contained no adverse opinion or disclaimer of opinion, however it was qualified as to uncertainty as a going concern.

The Company provided KLJ with a copy of this disclosure before its filing with the Securities and Exchange Commission (the “SEC”), providing KLJ with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the disclosures made in the filing. A letter from KLJ is attached as Exhibit 16.1 to this filing.

The Company is currently engaged in a search for a new principal independent accountant.

Item 9.01 — Financial Statements and Exhibits

(d)  Exhibits

16.1

Letter from KLJ & Associates, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Imaging Corp.
(Registrant)

Dated: September 10, 2015	By:	/s/ Mitchell Geisler
Name: Mitchell Geisler
Title: Chief Executive Officer

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